
<ARTICLE>                       5

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>               MAR-31-1996
<PERIOD-END>                    SEP-30-1995
<CASH>                          192,446
<SECURITIES>                    732,404
<RECEIVABLES>                   1,660,751<F1>
<ALLOWANCES>                    0
<INVENTORY>                     0
<CURRENT-ASSETS>                202,700<F2>
<PP&E>                          0
<DEPRECIATION>                  0
<TOTAL-ASSETS>                  49,976,135<F3>
<CURRENT-LIABILITIES>           8,863,866
<BONDS>                         0
<COMMON>                        0
<PREFERRED-MANDATORY>           0
<PREFERRED>                     0
<OTHER-SE>                      36,267,105
<TOTAL-LIABILITY-AND-EQUITY>    49,976,135<F4>
<SALES>                         0
<TOTAL-REVENUES>                1,054,044
<CGS>                           0
<TOTAL-COSTS>                   0
<OTHER-EXPENSES>                1,970,385<F5>
<LOSS-PROVISION>                0
<INTEREST-EXPENSE>              343,344
<INCOME-PRETAX>                 0
<INCOME-TAX>                    0
<INCOME-CONTINUING>             0
<DISCONTINUED>                  0
<EXTRAORDINARY>                 0
<CHANGES>                       0
<NET-INCOME>                   (3,729,178)<F6>
<EPS-PRIMARY>                 $(36.92)
<EPS-DILUTED>                   0
     <F1>Included in receivables: Accounts receivable $188,137,
Interest receivable $9,921, Notes receivable $1,462,693.
<F2>Included in current assets: Prepaid insurance $37,836,
Tenant security deposits $86,012, Other current assets $78,852.
<F3>Included in total assets is $34,129,251 of investments
in Local Limited Partnerships.
<F4>Included in total liabilities is $4,246,976 of long-term debt and $598,188 minority interest in Local Limited Partnerships.
<F5>Included in other expenses: Asset management fees,
related party $222,166, General and Administrative $570,928, Property management fees, related party $21,813, Rental operations, exclusive of depreciation $883,154, Depreciation $181,391, Amortization $90,933.
<F6>Net loss reflects equity in losses of Local Limited Partnerships of $2,473,697 and $4,204 of minority interest in losses of Local Limited Partnerships.

